                                                                     EXHIBIT 1.1

                                                           L&W DRAFT OF 06/03/94
                                                           ---------------------

                                FERRELLGAS, L.P.

                                      and

                            FERRELLGAS FINANCE CORP.

                          _____% Senior Notes Due 2001

                             UNDERWRITING AGREEMENT



                                                                  June ___, 1994


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
c/o  Donaldson, Lufkin & Jenrette
    Securities Corporation
  140 Broadway
  New York, New York  10005

Ladies and Gentlemen:

      Ferrellgas, L.P., a Delaware limited partnership (the "Partnership"), and Ferrellgas Finance Corp., a wholly owned subsidiary of the Partnership ("Finance Corp." and, together with the Partnership, the "Issuers"), propose to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and Goldman, Sachs & Co. ("Goldman, Sachs" and, together with DLJ, the "Underwriters") an aggregate of $250,000,000 principal amount of their ____% Senior Notes due 2001 (the "Senior Notes"). The Senior Notes are to be issued pursuant to the provisions of an Indenture to be dated as of July __, 1994 by and among the Issuers and ________, as Trustee (the "Indenture").

      It is understood by all parties that (i) Ferrellgas Partners L.P, a Delaware limited Partnership (the "Master Partnership"), the Underwriters and certain other underwriters are entering into an underwriting agreement (the "Common Units Underwriting Agreement") providing for the sale by the Master Partnership of 13,100,000 common units (the "Common Units") representing limited partner interests in the Master Partnership and, at the option of such Underwriters, the sale by Ferrellgas, Inc., a Delaware corporation (the "General Partner"), of up to 1,965,000 additional Common Units to cover overallotments, if any, and (ii) concurrent with the Closing Date (as defined in Section 3 herein), (a) the closing under the Common Units Underwriting Agreement will occur, (b) the General Partner will accept for purchase all of its 11 5/8% Senior Subordinated Debentures due December 15, 2003 (the "Senior Subordinated Debentures") validly tendered and not withdrawn pursuant to its Offer to Purchase the Senior Subordinated Debentures (the "Offer to Purchase"), thereby giving effect to the supplemental indenture deleting or amending certain restrictive covenants and events of default relating to the Senior Subordinated Debentures, (c) the General Partner will call for redemption its Series A and Series C Floating Rate Senior Notes due 1996 and Series B and Series D Fixed Rate Senior Notes due 1996 (collectively, the "Existing Senior Notes") and the Partnership will deposit with the trustee under the
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Indenture, dated as of July 1, 1990 (the "Existing Indenture"), relating to the
Existing Senior Notes an amount of funds reasonably anticipated to be sufficient to redeem such Existing Senior Notes on their redemption date and (d) the Partnership will enter into a working capital credit facility for up to $___ million (the "Credit Facility") with a group of commercial banks. The closing of the issuance and sale of Senior Notes pursuant hereto is conditional on the closing with respect to the transactions described in the preceding sentence.

      1. Registration Statement and Prospectus.  The Issuers have prepared and
         -------------------------------------
filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 (No. 33-53379), including a preliminary prospectus, subject to completion, relating to the Senior Notes.
Any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter referred to as the "Preliminary Prospectus"; the registration statement, as amended at the time it becomes effective or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including, in each case, all documents incorporated by reference therein, all financial statements and exhibits thereto, and the information (if any) contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus in the form first used to confirm sales of the Senior Notes, whether or not filed with the Commission pursuant to Rule 424(b) under the Act, including all documents incorporated by reference therein, is hereinafter referred to as the "Prospectus."

      2. Agreements to Sell and Purchase.  The Issuers agree to issue and sell
         -------------------------------
to the Underwriters, and on the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Underwriters agree, severally and not jointly, to purchase from the Issuers, Senior Notes in the respective principal amounts set forth opposite their names on Schedule A hereto at a purchase price equal to ___% of the principal amount thereof (the "Purchase Price").

      3. Delivery and Payment.  Delivery to you of and payment for the Senior
         --------------------
Notes shall be made at [10:00] A.M., New York City time, on the fifth business day (such time and date being referred to as the "Closing Date") following the date of the initial public offering of the Senior Notes as advised by you to the Partnership, at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York. The Closing Date and the location of delivery of the Senior Notes may be varied by agreement among you and the Partnership.

      The Senior Notes in definitive form shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date, and shall be made available to you at the offices of DLJ (or at such other place as shall be acceptable to you) for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. The Senior Notes shall be delivered to you at the Closing Date with any transfer taxes payable upon initial issuance thereof duly paid by the Partnership, for your respective accounts against payment of the Purchase Price therefor. Payment shall be made to the Partnership by, at the option of the Partnership, (i) certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Partnership or (ii) certified or official bank check or checks drawn in, or a wire transfer to an account designated in writing by the Partnership to the Underwriters of, immediately available funds; provided that if the payment shall be made in such immediately available funds, the amount of net payment shall be reduced by one day's

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interest on the amount of gross payment at the Underwriters' cost of borrowing such funds plus any other expenses associated with such payment of immediately available funds.

      4. Agreements of the Parties.  Each of the Partnership, Finance Corp. and
         -------------------------
the General Partner agrees with each of the Underwriters:

      (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to comply fully and in a timely manner with all other applicable provisions of Rule 424 and Rule 430A under the Act;

      (b) If necessary, to file an amendment to the Registration Statement including, if necessary pursuant to Rule 430A under the Act, a post-effective amendment to the Registration Statement, in each case as soon as practicable after the execution and delivery of this Agreement, and to use its best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time;

      (c) To advise you promptly and, if requested by any of you, to confirm such advice in writing, (i) when the Registration Statement has become effective, if and when the Prospectus is sent for filing pursuant to Rule 424 under the Act and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments from the Commission or any state securities commission or regulatory authority that relate to the Registration Statement or requests by the Commission or any state securities commission or regulatory authority for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Senior Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (iv) of the happening of any event during such period as in your reasonable judgment you are required to deliver a prospectus in connection with sales of the Senior Notes which makes any statement of a material fact made in the Registration Statement untrue or which requires the making of any additions to or changes in the Registration Statement (as amended or supplemented from time to time) in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or which requires the making of any additions to or changes in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Senior Notes under any state securities or Blue Sky laws, and, if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Senior Notes under any state securities or Blue Sky laws, to use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time;

      (d) To furnish to each of you without charge one signed copy (plus one additional signed copy to your legal counsel) of the Registration Statement as first filed with the Commission and of each amendment thereto, including all exhibits filed therewith, and to furnish to you such number of

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   conformed copies of the Registration Statement as so filed and of each amendment thereto, without exhibits, as you may reasonably request;

      (e) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or make any amendment or supplement to the Prospectus, of which you shall not previously have been advised and provided a copy within two business days prior to the filing thereof (or such reasonable amount of time as is necessitated by the exigency of such amendment or supplement) or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Senior Notes by you, and to use its best efforts to cause the same to become effective as promptly as possible;

      (f) Promptly from time to time to take such action as you may reasonably request to qualify the Senior Notes for offering and sale under the state securities or Blue Sky laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Senior Notes, provided that in connection therewith neither Issuer shall be required to qualify as a foreign partnership or corporation or to file a general consent to service of process in any jurisdiction in which it is not so qualified or has not so filed;

      (g) Promptly after the Registration Statement becomes effective, and from time to time thereafter prior to the expiration of nine months after the time of issue of the Prospectus if the delivery of a prospectus is required in connection with the offering or sale of the Senior Notes, to furnish to each Underwriter and dealer without charge as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriters and dealers may reasonably request; if in your reasonable judgment a prospectus is required to be delivered any time prior to the expiration of such nine-month period any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus was delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with any law, to promptly notify you and upon your request to promptly prepare, file with the Commission and furnish without charge to each Underwriter and to any dealer in securities as many copies as such Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Senior Notes at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemental Prospectus complying with Section 10(a)(3) of the Act;

      (h) To mail and make generally available to security holders of each of the Issuers as soon as reasonably practicable, but in any event not later than 18 months after the "effective date" (as defined in Rule 158 under the Act) of the Registration Statement a consolidated earning statement of each of the Issuers covering a period of at least twelve months beginning after such effective date (but in no event commencing later than 90 days after such effective date) which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder, and to advise you in writing when such statement has been so made available;

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      (i)  To timely complete all required filings and otherwise fully comply in a timely manner with all provisions of the Securities Exchange Act of 1934, as amended, including the rules and regulations thereunder (collectively, the "Exchange Act"), in connection with the registration, if any, of the Senior Notes thereunder;

      (j) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with; (i) the fees, disbursements and expenses of the Partnership's counsel and accountants in connection with the registration of the Senior Notes under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Senior Notes; (iii) all expenses in connection with the qualification of the Senior Notes for offering and sale under state securities laws as provided in paragraph (f) above, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum; (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Senior Notes; (v) the cost of preparing certificates representing the Senior Notes; (vi) the cost and charges of any transfer agent or registrar;
   (vii) the rating of the Senior Notes by rating agencies; (viii) all fees and expenses of listing the Senior Notes on a stock exchange or automated quotation system; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section;

      (k) To furnish to the holders of Senior Notes within 120 days after the end of each fiscal year an annual report (including a balance sheet and statements of income, security holders' equity and cash flow of such Issuer and the entities consolidated therewith certified by independent public accountants) and, within 90 days after the end of each of the first three quarters of each fiscal year, consolidated summary financial information of each of the Issuers for such quarter in reasonable detail;

      (l) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to security holders of each of the Issuers, and deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of any Issuer is listed; and (ii) such additional information concerning the business and financial condition of each of the Issuers as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of any Issuer and the entities consolidated therewith are consolidated in reports furnished to its security holders generally or to the Commission);

      (m) To use the net proceeds from the sale of the Senior Notes pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

      (n) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usuary laws against the holders of Senior Notes;

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      (o)  To file with the Commission such reports on Form SR as may be required by Rule 463 under the Act; and

      (p) To use their best efforts to do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Senior Notes.

      5. Representations and Warranties.  Each of the Partnership, Finance Corp.
         ------------------------------
and the General Partner represents and warrants to, and agrees with, each of the Underwriters that:

      (a) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through you expressly for use therein;

      (b) When the Registration Statement becomes effective, including at the date of any post-effective amendment, at the date of the Prospectus (if different) and at the Closing Date, the Registration Statement will comply in all material respects with the provisions of the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any supplements or amendments thereto will not at the date of the Prospectus, at the date of any such supplements or amendments and at the Closing Date contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (b) shall not apply to statements in or omissions from the Registration Statement or the Prospectus (or any supplement or amendment to them) made in reliance upon and in conformity with information relating to you furnished to the Issuers in writing by you expressly for use therein. When the Registration Statement becomes effective, including at the date of any post-effective amendment, at the date of the Prospectus and any amendment or supplement thereto (if different) and at the Closing Date, the Indenture will have been qualified under and will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (collectively, the "TIA"). No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not described or filed as required;

      (c) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and up to each Closing Date,
   (i) none of the Partnership, Finance Corp., the General Partner or any of their respective subsidiaries (collectively, the "Subsidiaries") has incurred
   (A) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (B) any liabilities or obligations, direct or contingent, which are material to the Partnership, Finance Corp., the General Partner and the Subsidiaries, taken

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   as a whole, or entered into any material transaction not in the ordinary course of business, and (ii) there has not been any change in the capitalization or long-term debt or increase in short-term debt of the Partnership, Finance Corp. or the General Partner or, singly or in the aggregate, any material adverse change, or any development which may reasonably be expected to involve a material adverse change, in the properties, business, general affairs, management, condition (financial or otherwise), financial position, results of operations or prospects of the Partnership, Finance Corp., the General Partner and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

      (d) The firm of accountants that has certified or shall certify the applicable consolidated financial statements and supporting schedules of the General Partner and its Subsidiaries filed or to be filed with the Commission as part of the Registration Statement and the Prospectus are independent public accountants with respect to the General Partner and its Subsidiaries, as required by the Act. The consolidated historical and pro forma financial statements, together with related schedules and notes, set forth in the Prospectus and the Registration Statement comply as to form in all material respects with the requirements of the Act; at April 30, 1994, the Partnership would have had, on the pro forma basis indicated in the Prospectus, a duly authorized and outstanding capitalization as set forth therein. The audited balance sheet of the Partnership included in the Prospectus presents fairly the financial position of the Partnership as of the date indicated. The audited and unaudited historical consolidated financial statements of the General Partner included in the Prospectus present fairly the consolidated financial position of the General Partner and the Subsidiaries as of the dates indicated and their results of operations and cash flows for the periods specified. The supplemental schedules included in the Registration Statement, when considered in relation to the audited and unaudited historical consolidated financial statements of the General Partner, present fairly in all material respects the information shown therein. Such audited and unaudited historical consolidated financial statements and supplemental schedules included in the Registration Statement and the Prospectus have been prepared in conformity with generally accepted accounting principles applied on a substantially consistent basis, except to the extent disclosed therein; the historical information set forth in the Prospectus under the caption "Selected Historical and Pro Forma Financial and Operating Data" is fairly stated in all material respects in relation to the audited and unaudited historical consolidated financial statements from which it has been derived. The pro forma financial information set forth in the Prospectus under the caption "Selected Historical and Pro Forma Financial and Operating Data" is fairly stated in all material respects in relation to the pro forma financial statements from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement and the Prospectus have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and in accordance with the applicable published rules and regulations of the Commission, the assumptions used in the preparation of such pro forma financial statements are reasonable, and the pro forma entries reflected in such pro forma financial statements have been properly applied in such pro forma financial statements. The other financial and statistical information and data included in the Prospectus and in the Registration Statement, historical and pro forma, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Partnership and the General Partner;

      (e) Each of the Partnership and the Master Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Limited Uniform Partnership Act (the "Delaware Act"), with partnership power and authority to own or lease the properties it will own or lease at the Closing Date and conduct the business it will conduct at the Closing Date, in each case as described in the Prospectus, and has been duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the failure to so qualify or register would have a material adverse effect upon the Partnership or the Master Partnership or subject the Partnership or the Master Partnership to any material liability or disability;

      (f) The General Partner is and, upon consummation of the transactions described under the caption "The Transactions" in the Prospectus and contemplated by the Operative Agreements (as defined in (m) below) (the "Transactions"), will be the sole general partner of the Partnership with a general partner interest in the Partnership of 1.0101%. Such general partner interest is duly authorized by the Agreement of Limited Partnership of the Partnership (as it may be amended or restated at or prior to the Closing Date, the "Partnership Agreement"), and will be validly issued to the General Partner and will be fully paid (to the extent required at such time). At the Closing Date the General Partner will own such general partner interest free and clear of all liens, encumbrances, charges or claims;

      (g) Upon consummation of the Transactions, the Master Partnership will be the sole limited partner of the Partnership, with a limited partner interest of 98.9899%. At the Closing Date, such limited partner interest will be duly authorized by the Partnership Agreement, will have been validly issued and will be fully paid and non-assessable (except as such non-assessability may be affected by matters described in the prospectus relating to the Common Units under the caption "The Partnership Agreement--Limited Liability").
   Upon consummation of the Transactions, the Master Partnership will own such limited partner interest in the Partnership free and clear of all liens, encumbrances, charges or claims;

      (h) Each of the General Partner and Finance Corp. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority (corporate and other) to own or lease its properties, to conduct its business and (in the case of the General Partner) to act as general partner of the Partnership, in each case as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which the failure to so qualify or register would have a material adverse effect upon the General Partner, the Partnership or Finance Corp. or subject the General Partner, the Partnership or Finance Corp. to any material liability or disability;

      (i) All of the issued shares of capital stock of the General Partner have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of the General Partner are owned by Ferrell Companies, Inc., a Kansas corporation ("Ferrell"), free and clear of all liens, security interests, mortgages, pledges, encumbrances, equities or claims (each a "Lien") except as set forth in the Prospectus and except for such Liens in favor of the lenders under that certain Amended and Restated Loan Agreement, dated as of May 10, 1993, among Ferrellgas, Inc., Stratton Insurance Company, Inc., Ferrell Companies, Inc., One Liberty Oil Company, Ferrellgas International (F.L.) Establishment, Vaduz and Wells Fargo Bank, National Association, as agent and the other lenders party thereto (the "Wells Fargo Agreement") created pursuant to such agreement.

      (j) All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary of the Partnership, Finance Corp. and the General Partner have been duly and validly authorized and issued, and all of the shares of capital stock of, or other ownership interests in, each such Subsidiary are owned, directly or through other Subsidiaries, by the Partnership, Finance Corp. or the General Partner, as the case may be. All such shares of capital stock are fully paid and nonassessable, and are owned free and clear of any Liens, except as set forth in the Prospectus and except (A) for such Liens in favor of the Lenders under the Wells Fargo Agreement pursuant to such agreement and
   (B) for such Liens in favor of the trustee under the Existing Indenture pursuant to the pledge agreement entered into in connection therewith (the "Existing Pledge Agreement"). There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any such Subsidiary;

      (k) The General Partner has the corporate power and authority to convey the Properties (as defined in paragraph (s) below) to the Partnership pursuant to the Closing Agreement (as defined in paragraph (m) below). The General Partner has, and, upon execution, delivery and performance of the Closing Agreement, the Partnership will have, good and indefeasible title to the Properties, free and clear of all liens, encumbrances, security interests, equities, charges, claims or defects except such as are described in the Prospectus or such as do not materially interfere with the ownership or benefits of ownership or materially increase the cost of ownership of the Properties, taken as a whole. The Properties then owned by the General Partner are accurately reflected in the General Partner's consolidated financial statements at and for the period ended [April 30,], 1994. All real property, buildings and equipment held under lease by the General Partner are held by the General Partner under valid, subsisting and enforceable leases and, following the execution, delivery and performance of the Closing Agreement, the Partnership will have the right to use all such real property, buildings and equipment in a manner consistent with the past business practices of the General Partner, in each case, except as described in the Prospectus and except as are not material and do not interfere with the use made and proposed to be made of such real property, buildings and equipment by the General Partner and the Partnership;

      (l) Each of the Partnership, Finance Corp., the General Partner and the Master Partnership has full power and authority to execute, deliver and perform this Agreement and the Operative Agreements, as applicable, and each of the Partnership and Finance Corp. has full power and authority to authorize, issue, sell and deliver the Senior Notes as contemplated by this Agreement;

      (m) This Agreement has been duly authorized, executed and delivered by each of the Partnership, Finance Corp. and the General Partner and (assuming the due execution and delivery by you) is a valid and legally binding agreement of each of the Partnership, Finance Corp. and the General Partner, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. At or before the Closing Date, the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and the Master Partnership and will be a valid and legally binding agreement of the General Partner and the Master Partnership, enforceable against the General Partner and the Master Partnership in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and except as set forth in the Registration Statement. At or before the Closing Date, the Contribution and Closing Agreement among the Partnership, the Master Partnership and the General Partner (the "Closing Agreement") will have been duly authorized, executed and delivered by the Partnership, the Master Partnership and the General Partner and will be a valid and legally binding agreement of the Partnership, the Master Partnership and the General Partner enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Partnership Agreement, the Closing Agreement, the Credit Facility and the Indenture are herein collectively referred to as the "Operative Agreements";

      (n) The Senior Notes have been duly authorized by each Issuer and, at the Closing Date, will have been duly executed by each Issuer and will conform in all material respects to the description thereof in the Prospectus. When the Senior Notes are issued, authenticated and delivered in accordance with the Indenture and paid for in accordance with the terms of this Agreement, they will constitute valid and legally binding obligations of each Issuer, enforceable against each Issuer in accordance with their terms and entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

      (o) The Indenture has been duly authorized by each Issuer and, at the Closing Date, will have been duly executed by each Issuer and will conform in all material respects to the description thereof in the Prospectus. When the Indenture has been duly executed and delivered, the Indenture will be a valid and legally binding agreement of each Issuer, enforceable against each Issuer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

      (p) The capitalization of the Partnership is in all material respects as described in the Prospectus under the caption "Capitalization";

      (q) The execution and delivery of this Agreement and the Indenture by the Issuers, the issuance and sale of the Senior Notes by the Issuers, the execution, delivery and performance by the Partnership, Finance Corp., the General Partner and the Master Partnership, as the case may be, of the Operative Agreements and the consummation by the Partnership, Finance Corp., the General Partner, the Master Partnership and Ferrell, as the case may be, of the Transactions will not conflict with or result in a breach or violation of any of the terms provisions of, or constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any material bond, note, debenture or other evidence of indebtedness or any material indenture, mortgage, deed of trust, loan agreement, contract, lease, or other agreement or instrument to which the Partnership, Finance Corp., the General Partner, the Master Partnership or any of the Subsidiaries is a party or by which the Partnership, Finance Corp., the General Partner, the Master Partnership or any of the Subsidiaries is bound or to which any of their properties or assets is subject (other than any default or event of default arising as a result of the Transactions under the Existing Indenture) nor will such action result in any breach or violation of the provisions of the Partnership Agreement or of the charter or bylaws of the General Partner, Finance Corp. or any of the Subsidiaries or contravene any order of any court or governmental agency or body having jurisdiction over the Partnership, Finance Corp., the General Partner, the Master Partnership or any of the Subsidiaries or any of their respective properties, or violate or conflict with any statute, rule or regulation or administrative or court decree applicable to the Partnership, Finance Corp., the General Partner, the Master Partnership or any of the Subsidiaries or any of their respective properties, and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Senior Notes by the Partnership and Finance Corp. or the consummation by the Partnership, Finance Corp., the General Partner or the Master Partnership, as the case may be, of the Transactions, except (i) the registration under the Act of the Senior Notes and under the Trust Indenture Act of 1939, as amended, of the Indenture or (ii) such consents, approvals, authorizations, orders, registrations or qualifications (A) as have been, or prior to the Closing Date will be, obtained or (B) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Senior Notes;

      (r) No action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Senior Notes, suspends the effectiveness of the Registration Statement, prevents or suspends the use of any preliminary prospectus or suspends the sale of the Senior Notes in any jurisdiction referred to in Section 4(f) hereof; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued with respect to the Partnership, Finance Corp., the General Partner or any of the Subsidiaries which would prevent or suspend the issuance or sale of the Senior Notes, the effectiveness of the Registration Statement, or the use of any preliminary prospectus in any jurisdiction referred to in Section 4(f) hereof; no action, suit or proceeding is pending against or, to the best knowledge of the Partnership, Finance Corp. or the General Partner, threatened against or affecting the Partnership, Finance Corp., the General Partner or any of the Subsidiaries before any court or arbitrator or any governmental body, agency or official, domestic or foreign, which, if adversely determined, would materially interfere with or adversely affect the issuance of the Senior Notes or in any manner draw into question the validity of this Agreement, the Indenture or the Senior Notes; and every request of the Commission or any securities authority or agency of any jurisdiction for additional information (to be included in the Registration Statement or the Prospectus or otherwise) has been complied with in all material respects;

      (s) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body will be required for the conveyance of the real and personal property to be conveyed pursuant to the Closing Agreement (the "Properties"), except such consents, approvals, authorizations, orders, registrations or qualifications (i) as have been, or prior to the Closing Date will be, obtained, or (ii) which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the ability of the Partnership to conduct its business substantially in accordance with the past practice of the General Partner;

      (t) The Partnership has, or at or before the Closing Date will have, all necessary consents, approvals, authorizations, orders, registrations and qualifications (or the equivalent thereof in all material respects) of or with any court or governmental agency or body having jurisdiction over it or any of its properties or of or with any other person to permit the Partnership to conduct its business substantially in accordance with the past practice of the General Partner, except such consents, approvals, authorizations, orders, registrations or qualifications which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the properties, business, general affairs, management, condition

   (financial or otherwise), financial position, results of operations, or prospects of the Partnership, Finance Corp., the General Partner and the Subsidiaries taken as a whole, or upon the holders of Senior Notes;

      (u) Except as set forth or contemplated in the Prospectus or as contemplated by this Agreement, neither the Partnership nor Finance Corp. has incurred any material liabilities or obligations, direct or contingent, or entered into any material agreement or engaged in any material business other than in connection with its formation;

      (v) Other than as set forth in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against the Partnership, Finance Corp., the General Partner or any of the Subsidiaries, or any of their respective properties, which is required to be disclosed in the Prospectus and is not so disclosed, which, if determined adversely to such person, would individually or in the aggregate have a material adverse effect upon the properties, business, general affairs, management, condition (financial or otherwise), financial position, results of operations or prospects of the Partnership, Finance Corp., the General Partner and the Subsidiaries, taken as a whole, or which could reasonably be expected to materially and adversely affect the consummation of this Agreement, the Operative Agreements or the Transactions; and to the best of the knowledge of the Partnership, Finance Corp. and the General Partner, no such actions, suits or proceedings are threatened or contemplated by governmental authorities or threatened by others;

      (w) The statements made in the Prospectus under the caption "Description of Senior Notes", insofar as they purport to constitute summaries of the terms of the Senior Notes and the Indenture, under the caption "The Partnership", under the caption "Tax Considerations" and under the caption "Underwriting", insofar as they describe the provisions of the documents therein, are accurate, complete and fair summaries;

      (x) None of the Partnership, Finance Corp., the General Partner or any Subsidiary is in: (i) breach or violation of its agreement of limited partnership or of its charter or bylaws, as the case may be; or (ii) default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) in the due performance or observance of any term, covenant or condition contained in any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust, loan agreement, contract, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject (other than any default or event of default arising as a result of the Transactions under the Existing Indenture); or (iii) violation of any statute, rule or regulation or administrative or court decree applicable to it or any of its properties, which default or violation described in clause
   (ii) or (iii), individually or in the aggregate, could have a material adverse effect upon the holders of Senior Notes or the properties, business, general affairs, management, prospects, condition (financial or otherwise), financial position or results of operations of any of the Partnership, Finance Corp., the General Partner and the Subsidiaries taken as a whole;

      (y) Except as described in the Prospectus, (i) each of the Partnership, Finance Corp., the General Partner and the Subsidiaries has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an "Authorization") of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not, singly or in the aggregate, have a material adverse effect upon the ability of the Partnership, Finance Corp., the General Partner or the Subsidiaries to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted; (ii) all such Authorizations are valid and in full force and effect; (iii) the Partnership, Finance Corp., the General Partner and the Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto; and, (iv) except as described in the Prospectus, none of the Partnership, Finance Corp., the General Partner or the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or filing, would be expected to have a material adverse effect upon the ability of the Partnership, Finance Corp., the General Partner and the Subsidiaries to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted;

      (z) None of the Partnership, Finance Corp., the General Partner nor any of the Subsidiaries has violated any environmental safety or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease and operate their respective properties and to conduct their business in the manner described in the Prospectus, is violating any terms and conditions of any such permit, license or approval or has permitted to occur any event that allows, or after notice or lapse of time would allow, revocation or termination of any such permit, license or approval or results in any other impairment of their rights thereunder, which in each case might result, singly or in the aggregate, in a material adverse effect on the Partnership, Finance Corp., the General Partner and the Subsidiaries, taken as a whole (a "Material Adverse Effect"). None of the Partnership, Finance Corp., the General Partner nor any of the Subsidiaries violated any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees prior to any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder, nor has the Partnership, Finance Corp., the General Partner or any of the Subsidiaries engaged in any unfair labor practice, which in each case might result, singly or in the aggregate, in a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against the Partnership, Finance Corp., the General Partner or any of the Subsidiaries or, to the best knowledge of the Partnership, Finance Corp. or the General Partner, threatened against any of them before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Partnership, Finance Corp., the General Partner or any of the Subsidiaries or, to the best knowledge of the Partnership, Finance Corp. or the General Partner, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Partnership, Finance Corp., the General Partner or any of the Subsidiaries or, to the best knowledge of the Partnership, Finance Corp. or the General Partner, threatened against the Partnership, Finance Corp., the General Partner or any of the Subsidiaries and (iii) to the best knowledge of the Partnership, Finance Corp. or the General Partner, no union representation question existing with respect to the employees of the Partnership, Finance Corp., the General Partner or any of the Subsidiaries and, to the best knowledge of the Partnership, Finance Corp. or the General Partner, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, singly or in the aggregate) such as could not have a Material Adverse Effect;

      (aa) All tax returns required to be filed by the Partnership, Finance Corp., the General Partner or any of the Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest;

      (bb) Except pursuant to this Agreement, none of the Partnership, Finance Corp., the General Partner or the Subsidiaries has (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of any Issuer to facilitate the sale or resale of the Senior Notes or (ii) since the initial filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Senior Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Partnership or Finance Corp.;

      (cc) None of the Partnership, Finance Corp., the General Partner nor any of the Subsidiaries is (i) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended;

      (dd) Except as disclosed in the Prospectus, no holder of any security of the Partnership or Finance Corp. has or will have any right to require the registration of such security by virtue of any transaction contemplated by this Agreement;

      (ee) None of the Partnership, Finance Corp., the General Partner or the Subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075 of Florida Statutes (Chapter 92-198, Laws of Florida);

      (ff) At the Closing Date, the General Partner will have (excluding its interests in the Partnership and the Master Partnership and any notes receivable from or payable to the Partnership or the Master Partnership) a net worth of at least $25,000,000;

      (gg) Each of the Partnership, Finance Corp., the General Partner and their respective Subsidiaries maintains insurance which is adequate in accordance with customary industry practice; none of the Partnership, the Finance Corp., the General Partner and their respective Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at the Closing Date; and

      (hh) Each certificate signed by any officer of an Issuer and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a joint and several representation and warranty by the Issuers to each Underwriter as to the matters covered thereby.

      6.  Indemnification.
          ---------------

      (a) The Issuers, jointly and severally, agree to indemnify and hold harmless (i) each of the Underwriters, (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange
   Act) any of the Underwriters (any of the persons referred to in this clause
   (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any of the Underwriters or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the Prospectus (including any amendment or supplement thereto) or any preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, except (i) insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Underwriters furnished in writing to the Issuers by any of the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus and (ii) insofar as any such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission contained in any preliminary prospectus, the foregoing indemnity shall not inure to the benefit of any Underwriter which sold Senior Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented, whichever is most recent, if the Partnership has previously furnished copies thereof to such Underwriter, and if such Prospectus or Prospectus as amended or supplemented, as the case may be, completely corrected the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such losses, claims, damages, liabilities or expenses. The Issuers shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves an Issuer or an Indemnified Person.

      (b) In case any action or proceeding (including any governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Issuers, such Underwriter (or the Underwriter controlled by such controlling person) shall promptly notify the Partnership in writing (provided, that the failure to give such notice shall not relieve the Issuers of their obligations pursuant to this Agreement). Such Indemnified Person shall have the right to employ its own counsel in any such action and the reasonable fees and expenses of such counsel shall be paid, as incurred, by the Issuers (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to Indemnification hereunder). The Issuers shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Persons, which firm shall be designated by the Underwriters. The Issuers shall be liable for any settlement of any such action or proceeding effected with any Issuer's prior written consent, which consent will not be unreasonably withheld, and the Issuers agree to indemnify and hold harmless any Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of any Issuer. The Issuers shall not, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of Judgment in or otherwise seek to terminate any pending or threatened action, claim or litigation proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

      (c) Each of the Underwriters agrees, severally and not jointly, to indemnify and hold harmless the Issuers, their directors, their officers who sign the Registration Statement, any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Partnership, and the officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Issuers to each of the Indemnified Persons, but only with respect to claims and actions based on information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement or the Prospectus.

      (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Senior Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying parties and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and any of the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Issuers bear to the total underwriting discounts and commissions received by such underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Issuers and the Underwriters shall be determined by reference to, among other things whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Issuers or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of the Issuers set forth herein shall be in addition to any liability or obligation the Issuers may otherwise have to any Indemnified Person.

      The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the

   Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, none of the Underwriters (and its related Indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total underwriting discount applicable to the Senior Notes purchased by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective principal amount of Senior Notes purchased by each of the Underwriters hereunder and not joint.

      7. Conditions of Underwriters' Obligations.  The obligations of the
         ---------------------------------------
Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements on the part of the Partnership, Finance Corp. and the General Partner herein are, at and as of the Closing Date, true and correct with the same force and effect as if made at and as of the Closing Date, the condition that each of the Partnership, Finance Corp. and the General Partner shall have performed all of its obligations and agreements hereunder theretofore to be performed, and the following additional conditions:

      (a) The Registration Statement shall have become effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A promulgated under the Act, such post-effective amendment shall have become effective) not later than 10:00 A.M., New York City time, on the date of this Agreement or at such later date and time as you may approve in writing; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; no stop order suspending the sale of the Senior Notes in any jurisdiction referred to in Section 4(f) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened;

      (b) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued, by any governmental agency which would, as of the Closing Date, prevent the issuance of the Senior Notes; and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Senior Notes;

      (c) Andrews and Kurth, special counsel for the Partnership, Finance Corp. and the General Partner, shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

      (i) Each of the Partnership and the Master Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Act, with partnership power and authority to own or lease its properties and conduct its business as described in the Prospectus.

      (ii) The General Partner is and, upon consummation of the Transactions, will be the sole general partner of the Partnership with a general partner interest in the Partnership of 1.0101%; such general partner interest is duly authorized by the Partnership Agreement, is validly issued and fully paid, and is owned by the General Partner free and clear of all liens, encumbrances, charges or claims of record (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known (based solely upon its participation as special counsel in matters relating to the Transactions, and without having conducted an independent investigation) to such counsel, other than those created by or arising under the Delaware Act.

      (iii) The Master Partnership is, and upon consummation of the Transactions will be, the sole limited partner of the Partnership, with a limited partner interest of 98.9899%; such limited partner interest is duly authorized by the Partnership Agreement and is validly issued, fully paid and non-assessable (except as such non-assessability may be affected by matters described in the Prospectus relating to the Common Units under the caption "The Partnership Agreement--Limited Liability"); and, the Master Partnership will own such limited partner interest in the Partnership free and clear of all liens, encumbrances, charges or claims of record (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known (based solely upon its participation as special counsel in matters relating to the Transactions, and without having conducted an independent investigation) to such counsel, other than those created by or arising under the Delaware Act.

      (iv) The Partnership Agreement has been duly authorized, executed and delivered by the parties thereto and the Partnership Agreement constitutes a valid and legally binding agreement of the parties thereto, enforceable against each of them in accordance with its terms, subject to (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and (B) limitations imposed by public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing.

      (v) The issuance and sale of the Senior Notes by the Issuers and the execution, delivery and performance by the Partnership, Finance Corp. and the Master Partnership, as the case may be, of this Agreement and the Operative Agreements and the consummation by the Partnership, Finance Corp. and the Master Partnership, as the case may be, of the Transactions will not conflict with or result in a breach or violation of any of the provisions of the Partnership Agreement;

      (vi) None of the Partnership, Finance Corp. or the General Partner is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      (vii) None of the Partnership, Finance Corp. or the General Partner is a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      In addition, such counsel shall also state that it has participated in the preparation of the Registration Statement and Prospectus and, although such counsel is not passing upon, and does not assume responsibility for the accuracy, completeness or fairness of, any portion of the Registration Statement and the Prospectus, as amended or supplemented, subject to customary qualifications and assumptions and relying as to materiality to a large extent upon the statements of officers and other representatives of the Partnership, nothing has come to the attention of such counsel that causes such counsel to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Issuers prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Issuers prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of such Closing Date, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of the Partnership and the Master Partnership and of officers and employees of the General Partner and Finance Corp. and upon information obtained from public officials and upon opinions of other counsel issued in connection with the Transactions, and may assume that the signatures on all documents examined by such counsel are genuine, (B) state that their opinion is limited to federal laws, the Delaware Act and the Delaware General Corporation Law and the laws of the State of Texas, (C) state that they express no opinion with respect to the title of any of the General Partner, the Partnership or the Master Partnership to any real or personal property transferred by or to them and that they express no opinion regarding the accuracy of the description or references to any real or personal property, (D) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the General Partner, the Partnership, the Master Partnership or the limited partners of the Master Partnership may be subject, and (E) state that their opinion is furnished as special counsel for the Partnership, the Master Partnership and the General Partner to you, as representatives of the several Underwriters, and is solely for the benefit of the several Underwriters;

      (d) Smith, Gill, Fisher & Butts, counsel to the General Partner and Ferrell, shall have furnished to you their written opinion, dated such Closing Date in form and substance satisfactory to you, to the effect that:

         (i) Finance Corp. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority (corporate and otherwise) to own or lease its properties, to conduct its businesses as described in the Prospectus.

         (ii) The General Partner has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority (corporate and otherwise) to own or lease its properties, to conduct its businesses and to act as general partner of the Partnership and of the Master Partnership, in each case as described in the Prospectus.

         (iii) Based solely on opinions of local counsel (copies of which shall have been provided to you pursuant to paragraph (e) of this Section 7), the Partnership has been duly qualified or registered as a foreign partnership to transact business in, and is in good standing under the laws of, each of the jurisdictions set forth on Schedule I hereto; based solely upon certificates of foreign qualification provided by the Secretary of State of such jurisdiction (each of which shall be dated as of a date not more than one business day prior to the Closing Date and shall be provided to you), the Partnership has been duly qualified or registered as a foreign limited partnership to transact business in, and is in good standing under the laws of, each of the jurisdictions set forth on Schedule II hereto; and, to the knowledge of such counsel, such jurisdictions and the State of Missouri are the only jurisdictions in which the Partnership owns or leases property, or conducts any business, so as to require qualification or registration to conduct business as a foreign limited partnership, except where the failure to so qualify or register would not (i) have a material adverse effect upon the Partnership or the General Partner or (ii) subject the holders of Senior Notes to any material liability or disability.

         (iv) Based solely on opinions of local counsel (copies of which shall have been provided to you pursuant to paragraph (e) of this Section 7), the General Partner has been duly qualified or registered as a foreign corporation and is in good standing under the laws of each of the jurisdictions set forth on Schedule III hereto; based solely upon certificates of foreign qualification provided by the Secretary of State of such jurisdiction (each of which shall be dated as of a date not more than one business day prior to the Closing Date and shall be provided to you), the General Partner has been duly qualified or registered as a foreign corporation and is in good standing under the laws of each of the jurisdictions set forth on Schedule IV hereto; and to the knowledge of such counsel, such jurisdictions and the State of Missouri are the only jurisdictions in which the General Partner owns or leases property, or conducts any business, so as to require qualification or registration to conduct business as a foreign corporation, and in which the failure so to qualify or register would be likely in the judgment of such counsel to subject the General Partner to any liability or disability which is material to the General Partner, the Partnership or Finance Corp. or would be likely in the judgment of such counsel to subject the holders of Senior Notes to any material liability or disability; all of the issued shares of capital stock of the General Partner have been duly authorized and validly issued and are fully paid and nonassessable; and, to the knowledge of such counsel, all of the issued shares of capital stock of the General Partner are owned, directly or indirectly, by Ferrell, free and clear of all Liens
      (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner or Ferrell, as the case may be, as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known, without investigation, to such counsel, except for such Liens in favor of the lenders under the Wells Fargo Agreement pursuant to such agreement;

         (v) All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary of the Partnership, Finance Corp., the General Partner and the Master Partnership have been duly and validly authorized and issued, and all of the shares of capital stock of, or other ownership interests in, each such Subsidiary are owned, directly or through other Subsidiaries, by the Partnership, Finance Corp., the General Partner and the

      Master Partnership; all such shares of capital stock are fully paid and nonassessable, and are owned free and clear of any Liens, except as set forth in the Prospectus and except (A) for such Liens in favor of the lenders under the Wells Fargo Agreement pursuant to such agreement and (B) for such Liens in favor of the trustee under the Existing Indenture pursuant to the Existing Pledge Agreement; there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any such Subsidiary.

         (vi) Each of the Closing Agreement, the Credit Facility and the Indenture (collectively, the "Other Operative Agreements") and this Agreement has been duly authorized, executed and delivered by the Partnership, the Master Partnership, the General Partner and Finance Corp., as the case may be, and each of the Other Operative Agreements and this Agreement constitutes a valid and legally binding agreement of the Partnership, the Master Partnership, the General Partner and Finance Corp., as the case may be, enforceable against the Partnership, the Master Partnership, the General Partner and Finance Corp., as the case may be, in accordance with their respective terms, subject to (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and (B) limitations imposed by public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing.

         (vii) When authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of this Agreement, the Senior Notes will constitute valid and legally binding obligations of each Issuer, enforceable against each Issuer in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (viii) The Indenture, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of each Issuer, enforceable against each Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (ix) None of the Partnership, Finance Corp., the General Partner or the Master Partnership is in violation of its partnership agreement or charter, as the case may be, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound.

         (x) The statements made in the Prospectus under the caption "Description of Senior Notes", insofar as they purport to constitute summaries of the terms of the Senior Notes and the Indenture, under the caption "The Partnership", under the caption "Tax Considerations" and under the caption "Underwriting", insofar as they describe the provisions of the documents therein described, are accurate, complete and fair summaries.

         (xi) The issuance and sale of the Senior Notes by the Issuers and the execution, delivery and performance by the Partnership, Finance Corp., the General Partner and the Master Partnership, as the case may be, of this Agreement and the Operative Agreements and the consummation by the Partnership, Finance Corp., the General Partner and the Master Partnership, as the case may be, of the Transactions will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any material bond, note, debenture or other evidence of indebtedness or any material indenture, mortgage, deed of trust, loan agreement, contract, lease, or other material instrument to which the Partnership, Finance Corp., the General Partner, the Master Partnership or any of their Subsidiaries is a party or by which the Partnership, Finance Corp., the General Partner, the Master Partnership or any of their Subsidiaries is bound or to which any of their properties or assets is subject (other than any default or event of default under the Existing Indenture arising as a result of the Transactions) nor will such action result in any breach or violation of the charter or bylaws of Finance Corp. or the General Partner, or any of the Subsidiaries of the Partnership, Finance Corp., the General Partner or the Master Partnership or contravene any order of any court or governmental agency or body having jurisdiction over the Partnership, Finance Corp., the General Partner or the Master Partnership or any of their Subsidiaries or any of their respective properties, or violate or conflict with any statute, rule or regulation or administrative or court decree applicable to the Partnership, Finance Corp., the General Partner, the Master Partnership or any of their Subsidiaries or any of their respective properties, excluding in each case any violations which, individually or in the aggregate, would not have a material adverse effect upon the holders of Senior Notes or on the Partnership, Finance Corp., the General Partner or any of their Subsidiaries; provided, however, that, for the purposes of this paragraph (xi), no opinion is expressed with respect to federal or state securities laws, other antifraud laws and fraudulent transfer laws; and, provided, further, that performance by the Partnership, Finance Corp., the General Partner and the Master Partnership of their respective obligations under the Operative Agreements are subject to (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and (B) limitations imposed by public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing.

         (xii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or the State of Missouri having jurisdiction over the Partnership, Finance Corp., the General Partner, the Master Partnership, any of their Subsidiaries or any of their properties is required for the issuance and sale of the Senior Notes by the Issuers or for the consummation by the Partnership, Finance Corp., the General Partnership or the Master Partnership of the Transactions or this Agreement, except in each case (A) such consents, approvals, authorizations, orders, registrations or qualifications (1) as have been obtained, (2) as may be required under state securities or Blue Sky laws, (3) as are of a routine or administrative nature and are either (i) not customarily obtained or made prior to the consummation of transactions such as the Transactions or
      (ii) expected in the judgment of such counsel to be obtained in the ordinary course of business subsequent to the consummation of the Transactions, (4) which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the holders of Senior Notes or upon the properties, business, general affairs, management, prospects, condition (financial or otherwise), financial position, securityholder's equity or results of operations of, the Partnership, Finance Corp., the General Partner or any of their Subsidiaries.

         (xiii) The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

         (xiv) The Registration Statement has become effective under the Act; and to the knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

         (xv) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Issuers prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although such counsel is not passing upon, and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, they have no reason to believe that, as of its effective date, the Registration Statement, or any further amendment thereto made by the Issuers prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Issuers prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of such Closing Date, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Partnership prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and they do not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

         (xvi)  The Indenture has been duly qualified under the TIA.

         (xvii) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Issuers prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

      In addition, such counsel shall also state that it has participated in the preparation of the Registration Statement and Prospectus and, although such counsel is not passing upon, and does not assume responsibility for the accuracy, completeness or fairness of, any portion of the Registration Statement and the Prospectus, as amended or supplemented, nothing has come to the attention of such counsel that causes such counsel to believe that, as of its effective date, the Registration Statement, or any further amendment thereto made by the Issuers prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Issuers prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of such Closing Date, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Issuers prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and they do not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

      In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the General Partner and Ferrell and upon information obtained from public officials and upon opinions of other counsel issued in connection with the Transactions, and may assume that the signatures on all documents examined by such counsel are genuine and (B) state that their opinion is limited to federal laws, the laws of the State of Missouri and the Delaware General Corporation Law.

      (e) Each of Smith, Gill, Fisher & Butts, with respect to the State of Missouri, Andrews and Kurth, with respect to the State of Texas, ___________, with respect to the State of Georgia, _____________, with respect to the State of Kentucky, ______________, with respect to the State of Michigan, and _____________, with respect to the State of Ohio, each of which is special counsel for the Partnership, Finance Corp., the General Partner and the Master Partnership, shall have furnished to you their written opinion or opinions, dated such Closing Date in form and substance satisfactory to you, to the effect that:

         (i) The Partnership has been duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of such state.

         (ii) The General Partner has been duly qualified or registered as a foreign corporation and is in good standing under the laws of such state;

         (iii) The Partnership has all requisite partnership power and authority as a limited partnership under the laws of such state to own or lease the Properties and to conduct its business in such state.

         (iv) The execution, delivery and performance of the Closing Agreement relating to the transfer of property in such state in accordance with the terms thereof will not violate any statute of such state or, to the knowledge of such counsel, based solely upon such counsel's participation as special local counsel with respect to matters relating to the Transactions and without having conducted an independent investigation, any order, rule or regulation of any agency of such state having jurisdiction over any of the Partnership, the General Partner, the Master Partnership or any of their respective properties, except for (A) any such violations which, individually or in the aggregate, would not have a material adverse effect upon the holders of Senior Notes or upon the General Partner or the Partnership, and (B) as to performance by the parties thereto of the Closing Agreement, any violations which may arise by reason of the business activities of the Partnership or the Master Partnership, the nature of the assets of either of them or the manner in which such assets were constructed or are operated; provided, that such counsel need express no opinion with respect to the securities or Blue Sky laws of such state, other antifraud laws or fraudulent transfer laws or the extent to which indemnity and contribution provisions of such documents may be limited by the laws of such state; and provided, further, that insofar as performance by the parties to the Closing Agreement of their respective obligations thereunder, such counsel need express no opinion as to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights.

         (iv) The Closing Agreement, assuming the due authorization, execution and delivery thereof by the parties thereto, to the extent it is a valid and legally binding agreement under the applicable law as stated therein and that such law applies thereto, is a valid and legally binding agreement of the parties thereto under the laws of such state, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting the rights of contracting parties and to general equity principles; each of the Closing Agreement and the form of deeds and assignments is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the General Partner's right, title and interest in and to the Properties located in such state, as described in the Closing Agreement or the form of deeds and assignments, as the case may be, subject to the conditions, reservations and limitations contained in the Closing Agreement or the form of deeds and assignments, as the case may be, except motor vehicles or other property requiring conveyance of certificated title as to which the Closing Agreement is legally sufficient to compel delivery of such certificated title. No opinion is expressed as to whether the Closing Agreement complies with applicable recording, filing and registration laws and regulations.

         (v) No consent, approval, authorization, order, registration or qualification of or with any governmental agency or body of such state governing (A) changes in ownership or control of industrial or other facilities generally, (B) retail propane sales generally or (C) the issuance of securities by entities owning retail propane sales facilities, or, to such counsel's knowledge, any other governmental agency or body of such state having jurisdiction over the Partnership, Finance Corp., the General Partner or the Master Partnership, as the case may be, or any of their respective properties is required for the issue and sale of the Senior Notes by the Issuers or for the conveyance of the Properties located in such state purported to be conveyed to the Partnership pursuant to the Closing Agreement, except such consents, approvals, authorizations, orders, registrations or qualifications (1) as have been obtained, (2) as may be required under the Act or state securities or Blue Sky laws, (3) as are of a routine or administrative nature and either are (i) not customarily obtained or made prior to the consummation of transactions such as the Transactions, or (ii) expected in the reasonable judgment of such counsel to be obtained in the ordinary course of business subsequent to the consummation of the Transaction, (4) which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the ability of the Partnership to conduct its business substantially in accordance with the past practice of the General Partner, (5) that relate to zoning or subdivision mapping, or (6) as set forth or contemplated in the Prospectus.

   In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of the Partnership, the Master Partnership and of officers and employees of the General Partner and Finance Corp., and upon information obtained from public officials, and upon opinions of other counsel issued in connection with the Transactions, and may assume that the signatures on all documents examined by such counsel are genuine, (B) state that their opinion is limited to the laws of their state of practice, excepting therefrom municipal and local ordinances and regulations, (C) state that they express no opinion with respect to state or local taxes or tax statutes and (D) state that they express no opinion with respect to the title of any of the General Partner, the Partnership or the Master Partnership to any real or personal property purported to be transferred by or to them, that they have not made any review of specific property or facilities or title files relating to any such properties, that they express no opinion regarding the accuracy of the description or references to any real or personal property, that they have assumed that references in exhibits or schedules to other instruments already of record are correct and that such instruments contain legally sufficient property descriptions.

   The opinions described in subsections (c), (d) and (e) of this Section 7 shall be rendered to you by each respective counsel at the request of the Partnership and shall so state therein.

      (f) You shall have received an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Underwriters, in form and substance reasonably satisfactory to you;

      (g) On the effective date of the Registration Statement and the most recently filed post-effective amendment to the Registration Statement and also on the Closing Date, Deloitte & Touche shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to you;

      (h) (i) Since the date hereof or since the dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been, singly or in the aggregate, any change, or any development which may reasonably be expected to involve a change, in the properties, business, general affairs, management, condition (financial or otherwise), financial position, or prospects of the Partnership, Finance Corp., the General Partner and the Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus, (ii) since the respective dates as of which information is given in the Registration Statement and Prospectus, there shall not have been any change in the capital stock or long-term debt, or increase in short-term debt, of the Partnership, Finance Corp., the General Partner or any of the Subsidiaries, and (iii) each of the Partnership, Finance Corp., the General Partner, and the Subsidiaries shall not have incurred (A) since the date of the latest audited financial statements included in the Registration Statement and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (B) any liability or obligation, direct or contingent, that is required to be disclosed on a balance sheet in accordance with generally accepted accounting principles and is not disclosed on the latest balance sheet included in the Registration Statement and the Prospectus, the effect of which, in any such case described in clause (i),
   (ii) or (iii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Senior Notes being delivered at the Closing Date on the terms and in the manner contemplated in the Prospectus;

      (i) The closing under the Common Units Underwriting Agreement shall have occurred;

      (j) Ferrell shall have accepted for purchase all of the Senior Subordinated Debentures validly tendered and not withdrawn pursuant to the Offer to Purchase;

      (k) The Existing Senior Notes shall have been called for redemption and an amount of funds reasonably anticipated to be sufficient to redeem such Existing Senior Notes shall be deposited with the trustee therefor;

      (l)  The closing of the Credit Facility shall have occurred;

      (m) All indebtedness and other obligations outstanding pursuant to the Wells Fargo Agreement shall have been repaid in full and the lenders thereunder shall have released all Liens on collateral securing obligations of the borrowers thereunder; and

      (n) There shall have been furnished to you on the Closing Date certificates reasonably satisfactory to you, signed on behalf of the General Partner and Finance Corp. by a President or Vice President thereof and on behalf of the Partnership by the General Partner by an authorized officer thereof to the effect that:

             (i) In the case of the Partnership and Finance Corp. (A) the representations and warranties of the Partnership and Finance Corp. contained in this Agreement are true and correct at and as of the Closing Date as though made at and as of the Closing Date; (B) each of the Partnership and Finance Corp. has duly performed all obligations required to be performed by it pursuant to the terms of this Agreement at or prior to the Closing Date; (C) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership or Finance Corp., threatened by the Commission, and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; and (D) no event contemplated by subsection (g) of this Section 8 in respect of the Partnership shall have occurred.

             (ii) In the case of the General Partner (A) the representations and warranties of the General Partner contained in this Agreement are true and correct at and as of the Closing Date as though made at and as of the Closing Date; (B) the General Partner has duly performed all obligations required to be performed by it pursuant to the terms of this Agreement at or prior to the Closing Date; and (C) no event contemplated by subsection
      (g) of this Section 7 in respect of the General Partner shall have occurred.

      8. Defaults.  If at the Closing Date, any of the Underwriters shall fail
         --------
or refuse to purchase Senior Notes which it has agreed to purchase hereunder on such date, and the aggregate principal amount of such Senior Notes that such defaulting Underwriter(s) agreed but failed or refused to purchase does not exceed 10% of the total principal amount of such Senior Notes that all of the Underwriters are obligated to purchase at such Closing Date, each non-defaulting Underwriter shall be obligated to purchase the amount of the Senior Notes that such defaulting Underwriter(s) agreed but failed or refused to purchase on such date. If, at the Closing Date, any of the Underwriters shall fail or refuse to purchase

Senior Notes in an aggregate principal amount that exceeds 10% of such total principal amount of the Senior Notes and arrangements satisfactory to the other Underwriter(s) and the Issuers for the purchase of such Senior Notes are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriter(s) or the Issuers, except as otherwise provided in Section 9. In any such case that does not result in termination of this Agreement, the Underwriters or the Issuers may postpone the Closing Date for not longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting underwriter from liability in respect of any default by any such Underwriter under this Agreement.

      9. Effective Date of Agreement and Termination.
         -------------------------------------------

      (a) This Agreement shall become effective upon the later of (i) the execution and delivery of this Agreement by the parties hereto, (ii) the effectiveness of the Registration Statement and (iii) if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, the effectiveness of such post-effective amendment;

      (b) This Agreement may be terminated at any time on or prior to the Closing Date by you by notice to the Partnership if any of the following has occurred: (i) subsequent to the date the Registration Statement is declared effective or the date of this Agreement, singly or in the aggregate, any material adverse change, or any development which may be expected to involve a material adverse change, in the properties, business, general affairs, management, condition (financial or otherwise), financial position or prospects of the Partnership, Finance Corp., the General Partner and the Subsidiaries taken as a whole, which in your judgment materially impairs the investment quality of the Senior Notes; (ii) any suspension or limitation of trading generally in securities on the New York Stock Exchange or in the over-the-counter markets or any setting of minimum prices for trading on such exchange or markets; (iii) any suspension or material limitation in trading of the securities of the Partnership, Finance Corp., the General Partner or any of the Subsidiaries on the New York Stock Exchange or in the over-the-counter markets; (iv) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (v) any outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, or any other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere, or any other substantial national or international calamity or emergency if the effect of any such event in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Senior Notes being delivered at the Closing Date on the terms and in the manner contemplated by the Prospectus; (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in your judgment has a material adverse effect on the financial markets in the United States and would, in your judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Senior Notes being delivered at the Closing Date on the terms and in the manner contemplated by the Prospectus; (vii) the enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which, in your judgment, materially and adversely affect the business or operations of the Partnership, Finance Corp., the General Partner or any Subsidiary; or (viii) any downgrading in the rating accorded the securities of the Partnership, Finance Corp., the General Partner or any Subsidiary by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)-(2) under the Act, or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of such securities;

      (c) The indemnities and contribution provisions and other agreements, representations and warranties of the Issuers, their officers and directors and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Underwriters or by or on behalf of the Issuers, the officers or directors of any Issuer or any controlling person of any Issuer, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement;

      (d) If this Agreement shall be terminated by the Underwriters pursuant to clauses (i) or (viii) of paragraph (b) of this Section 9 or because of the failure or refusal on the part of the Issuers to comply with the terms or to fulfill any of the conditions of this Agreement, the Issuers agree, jointly and severally, to reimburse you for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by you. Notwithstanding any termination of this Agreement, the Issuers shall be liable, jointly and severally, for all expenses which it has agreed to pay pursuant to Section 4(k) hereof;

      (e) Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Issuers, the Underwriters, any Indemnified Person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Securities from any of the Underwriters merely because of such purchase.

      10.  Notices.  Notices given pursuant to any provision of this Agreement
           -------
shall be addressed as follows: (a) if to the Partnership or Finance Corp., to Ferrellgas, L.P., One Liberty Plaza, Liberty, MO 64068, Attention:
_______________, with a copy to Smith, Gill, Fisher & Butts, One Kansas City Place, 1200 Main Street, Kansas City, MO 64105, Attention: Kendrick T. Wallace, Esq., and (b) if to any Underwriter, to it c/o Donaldson, Lufkin & Jenrette Securities Corporation, 140 Broadway, New York, New York 10005, Attention:
Syndicate Department, with a copy to Latham & Watkins, 885 Third Avenue, New York, New York 10022, Attention: Philip E. Coviello, Esq., or in any case to such other address as the person to be notified may have requested in writing.

      11.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
           -------------
ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

      12.  Successors.  This Agreement will inure to the benefit of and be
           ----------
binding upon the parties hereto and their respective successors and the officers and directors and other persons referred to in Section 7, and no other person will have any right or obligation hereunder.

      This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. Please confirm that the foregoing correctly sets forth the agreement among the Issuers and you.

                                        Very truly yours,

                                        FERRELLGAS, L.P.

                                        By: FERRELLGAS, INC., as General Partner


                                        By:   _________________________________
                                        Name:
                                        Title:


                                        FERRELLGAS FINANCE CORP.


                                        By:   _________________________________
                                        Name:
                                        Title:


                                        FERRELLGAS, INC.


                                        By:   _________________________________
                                        Name:
                                        Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written.

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION


By:  _________________________________
     Name:
     Title:


GOLDMAN, SACHS & CO.


By:  _________________________________
     Name:
     Title:

                                 SCHEDULE A



                                                                       Principal
   Underwriter                                                            Amount
   -----------                                                            ------

Donaldson, Lufkin & Jenrette
 Securities Corporation ..........................................  $
Goldman, Sachs & Co. .............................................  ____________

     Total .......................................................  $250,000,000
                                                                    ============